               Consent of Ernst & Young LLP, Independent Auditors


We consent to the references to our firm under the captions "Financial Highlights" in the Prospectus and "Financial Statements" in the Statement of Additional Information and to the incorporation by reference in this Post-Effective Amendment No. 33 to the Registration Statement (Form N-1A)(No. 33-11235) of Voyageur Insured Funds (comprised of Delaware Tax-Free Arizona Insured Fund and Delaware Minnesota Insured Fund) of our reports dated October 4, 2002, included in the 2002 Annual Reports to shareholders.


                           /s/ Ernst & Young LLP


Philadelphia, Pennsylvania
November 14, 2002